EX-99.CODE

                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND

                            SENIOR FINANCIAL OFFICERS

I.     COVERED OFFICERS/PURPOSE OF THE CODE

       This code of ethics (the "Code") governs the investment companies within the Nations Funds complex (collectively, the "Funds" and each, a "Fund") as set forth in Exhibit A. It applies to each Fund's Principal Executive Officer, Chief Financial Officer, Principal Accounting Officer or Controller and any other persons conducting similar functions for the Funds (the "Covered Officers") as set forth in Exhibit B. This Code promotes:

  o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  o full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Funds;

  o compliance with applicable laws and governmental rules and regulations;

  o the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

  o    accountability for adherence to the Code.

       Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to both actual and apparent conflicts of interest.

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST.

       OVERVIEW. A "conflict of interest" occurs when a Covered Officer's personal interest interferes with the interest of, or his service to, the Funds. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Funds.


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       Certain provisions in the Investment Company Act of 1940 ("Investment
Company Act") and the Investment Advisers Act of 1940 ("Investment Advisors Act") govern certain conflicts of interest that arise out of the relationships between Covered Officers and the Funds. If such conflicts are addressed in conformity with applicable provisions of the Investment Company Act and the Investment Advisers Act, they will be deemed to have been handled ethically.

For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Funds because they are "affiliated persons" of the Funds. The Funds' and their investment adviser's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conduct that is consistent with such programs and procedures falls outside of the parameters of this Code.

       Although they do not typically present an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationships between the Funds and the investment adviser, distributor and/or administrator of which the Covered Officers are also officers or employees (each, a "Primary Service Provider"). As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Funds or for the Primary Service Providers, or for both), be involved in establishing policies and implementing decisions which will have different effects on the Primary Service Providers and the Funds. The participation of the Covered Officers in such activities is inherent in the contractual relationships between the Funds and the Primary Service Providers and is consistent with the performance by the Covered Officers of their duties as officers of the Funds. If such conflicts are addressed in conformity with applicable provisions of the Investment Company Act and the Investment Advisers Act, they will be deemed to have been handled ethically. In addition, it is recognized by the Boards of Trustees and Directors (such Trustees and Directors collectively, "Trustees") that the Covered Officers also may be officers or employees of one or more other investment companies covered by other similar codes of ethics and that the codes of ethics of those investment companies will apply to the Covered Officers acting in those distinct capacities for those other investment companies.


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       This Code covers conflicts of interest that are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Funds. Certain examples of such conflicts of interest follow.

       Each Covered Officer must:

  o not knowingly use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Funds whereby the Covered Officer would benefit personally to the detriment of the Funds;

  o not knowingly cause the Funds to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Funds;

  o not use material non-public knowledge of portfolio transactions made or contemplated for the Funds to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; and

  o report at least annually known affiliations or other relationships that may give rise to conflicts of interest with respect to the Funds.

       If a Covered Officer believes that he has a potential conflict of interest that is likely to materially compromise his objectivity or his ability to perform the duties of his role as Covered Officer, including a potential conflict of interest that arises out of his responsibilities as an officer or employee of one or more Primary Service Providers or other funds, he should consult with the Funds' Chief Legal Officer ("Legal Counsel"), the Funds' outside counsel, or counsel to the Trustees who are not "interested persons" of the Funds as defined in the Investment Company Act ("Independent Trustees"), as appropriate. Under appropriate circumstances, the Covered Officer should also consider whether to present the matter to the Board or an appropriate committee thereof.

       Examples of potential conflicts of interest that may materially compromise objectivity or ability to perform the duties of a Covered Officer include:

  o service as a director on the board of a public or private company or service as a public official;

  o the receipt of a non-nominal gift when the gift is in relation to doing business directly or indirectly with the Funds;

  o the receipt of entertainment from any company with which the Funds have current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

  o an ownership interest in, or any consulting or employment relationship with, any of the Funds' service providers, other than the Primary Service Providers or any affiliated person thereof; and

  o a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Funds for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III.   DISCLOSURE & COMPLIANCE

It is the responsibility of each Covered Officer:

  o to familiarize himself with the disclosure requirements generally applicable to the Funds, as well as the business and financial operations of the Funds;


  o to not knowingly misrepresent, and to not knowingly cause others to misrepresent, facts about the Funds to others, whether within or outside the Funds, including to the Trustees and the Funds' auditors, and to governmental regulators and self-regulatory organizations;

  o to the extent appropriate within his area of responsibility, consult with other officers and employees of the Funds and the Primary Service Providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and


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  o    within his or her area of responsibility, to adhere to and promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.    REPORTING AND ACCOUNTABILITY

       Each Covered Officer must:

  o upon adoption of the Code or becoming a Covered Officer and annually thereafter, affirm in writing to the Funds' Boards of Trustees that he has received, read, and understands the Code on the attached form;

  o annually thereafter affirm to the Boards that he has reviewed and believes that he has complied with the requirements of the Code on the attached form;

  o not retaliate against any employee or Covered Officer for reports of potential violations that are made in good faith; and

  o notify Legal Counsel, the Funds' outside counsel, or counsel to the Independent Trustees promptly if he knows of any violation of this Code. Failure to do so is a violation of this Code.

       Legal Counsel is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers sought by Covered Officers will be considered by the appropriate Audit Committee. Legal Counsel is authorized and encouraged to consult, as appropriate, with the chair of the Audit Committee, the Funds' outside counsel or counsel to the Independent Trustees.

The Funds will follow these procedures in investigating and enforcing this Code:

  o Legal Counsel will endeavor to take all appropriate action to investigate any potential violations reported to him;

  o if, after such investigation, Legal Counsel believes that no violation has occurred, Legal Counsel is not required to take any further action;


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  o    any matter that Legal Counsel believes is a violation will be reported to the appropriate Audit Committee;

  o if the Audit Committee concurs that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the Funds' Primary Service Providers or their boards; a recommendation to censure, suspend or dismiss the Covered Officer or referral to of the matter to the appropriate authorities for civil action or criminal prosecution;

  o the Audit Committee will be responsible for granting waivers, as appropriate; and

  o any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.     OTHER POLICIES AND PROCEDURES

       This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, the Funds' Primary Service Providers, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superceded by this Code to the extent that they overlap or conflict with the provisions of this Code and this Code does not address the overlap or conflict. The Funds' and their investment adviser's and investment sub-advisers' and principal underwriter's codes of ethics under Rule 17j-1 under the Investment Company Act and the adviser's more detailed policies and procedures set forth in its Compliance Manual are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.    AMENDMENTS

       Except as to Exhibit A, this Code may not be amended except in written form, which is specifically approved or ratified by a majority vote of the Funds' board, including a majority of the Independent Trustees.


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VII.   CONFIDENTIALITY

       All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code or upon advice of counsel, such matters shall not be disclosed to anyone other than the appropriate Board and their counsel,the Primary Service Providers or their affiliates and counsel and, if deemed appropriate, the Boards of the other Funds.

VIII.  RECORDKEEPING

       The Funds will maintain and preserve for a period of not less than six
(6) years from the date such action is taken, the first two (2) years in an easily accessible place, a copy of the information or materials supplied to the
Board: (i) that provided the basis for any amendment or waiver to this Code, and
(ii) relating to any violation of the Code and sanctions imposed for such violation, together with a written record of the approval or action taken by the Audit Committee and/or Board.

IX.    INTERNAL USE

       The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Funds, as to any fact, circumstance, or legal conclusion.


Date:  December 23, 2003


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                               EXHIBIT A


                                 FUNDS

  Columbia Management Multi-Strategy Hedge Fund, LLC

  BACAP Opportunity Strategy, LLC

  BACAP Alternative Multi-Strategy Fund, LLC



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                                    EXHIBIT B


                                COVERED OFFICERS


                             Lawrence R. Morgenthal


                                  Eric Pisauro


                             INITIAL ACKNOWLEDGEMENT

       I acknowledge that I have received and read a copy of the Nations Funds Code of Ethics for Principal Executive and Senior Financial Officers (the "Code") and that I understand it. I further acknowledge that I am responsible for understanding and complying with the policies set forth in the Code during my tenure as a Covered Officer, as defined in the Code.

       I have set forth below (and on attached sheets of paper, if necessary) all known affiliations or other relationships that may give rise to conflicts of interest for me with respect to the Funds.


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       I also acknowledge my responsibility to report any known violation of the
Code to Legal Counsel, the Funds' outside counsel, or counsel to the Independent Trustees, all as defined in this Code. I further acknowledge that the policies contained in the Code are not intended to create any contractual rights or obligations, express or implied. I also understand that, consistent with applicable law, the Funds have the right to amend, interpret, modify or withdraw any of the provisions of the Code at any time in their sole discretion, with or without notice.

             Covered Officer Name and Title:
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                                              (PLEASE PRINT)




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      Signature                               Date



             Please return this completed form to_______________________________


within one week from the date of your review of these documents. Thank you!


                             ANNUAL ACKNOWLEDGEMENT

       I acknowledge that I have received and read a copy of the Nations Funds Code of Ethics for Principal Executive and Senior Financial Officers (the "Code") and that I understand it. I further acknowledge that I am responsible for understanding and complying with the policies set forth in the Code during my tenure as a Covered Officer, as defined in the Code.

       I also acknowledge that I believe that I have fully complied with the terms and provisions of the Code during the period of time since the most recent Initial or Annual Acknowledgement provided by me.


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       I have set forth below (and on attached sheets of paper, if necessary)
all known affiliations or other relationships that may give rise to conflicts of interest for me with respect to the Funds.(1)

         No updates
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       I further acknowledge that the policies contained in the Code are not intended to create any contractual rights or obligations, express or implied. I also understand that, consistent with applicable law, the Funds have the right to amend, interpret, modify or withdraw any of the provisions of the Code at any time in their sole discretion, with or without notice.


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1 It is acceptable to refer to affiliations and other relationships previously disclosed in prior Initial or Annual Acknowledgements without setting forth such affiliations and relationships again.





             Covered Officer Name and Title:  Lawrence R. Morgenthal, President
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                                              (PLEASE PRINT)



/s/ Lawrence R. Morgenthal                    6/6/05
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      Signature                               Date


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       Please return this completed form to_______________________________
within one week from the date of your receipt of a request to complete and return it. Thank you!

                             INITIAL ACKNOWLEDGEMENT

       I acknowledge that I have received and read a copy of the Nations Funds Code of Ethics for Principal Executive and Senior Financial Officers (the "Code") and that I understand it. I further acknowledge that I am responsible for understanding and complying with the policies set forth in the Code during my tenure as a Covered Officer, as defined in the Code.

       I have set forth below (and on attached sheets of paper, if necessary) all known affiliations or other relationships that may give rise to conflicts of interest for me with respect to the Funds.

         No updates
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       I also acknowledge my responsibility to report any known violation of the
Code to Legal Counsel, the Funds' outside counsel, or counsel to the Independent Trustees, all as defined in this Code. I further acknowledge that the policies contained in the Code are not intended to create any contractual rights or obligations, express or implied. I also understand that, consistent with applicable law, the Funds have the right to amend, interpret, modify or withdraw any of the provisions of the Code at any time in their sole discretion, with or without notice.

             Covered Officer Name and Title:  Eric Pisauro, Treasurer
                                              ----------------------------------
                                              (PLEASE PRINT)



/s/ Eric Pisauro                              6/3/05
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      Signature                               Date



             Please return this completed form to_______________________________


within one week from the date of your review of these documents. Thank you!


                             ANNUAL ACKNOWLEDGEMENT

       I acknowledge that I have received and read a copy of the Nations Funds Code of Ethics for Principal Executive and Senior Financial Officers (the "Code") and that I understand it. I further acknowledge that I am responsible for understanding and complying with the policies set forth in the Code during my tenure as a Covered Officer, as defined in the Code.

       I also acknowledge that I believe that I have fully complied with the terms and provisions of the Code during the period of time since the most recent Initial or Annual Acknowledgement provided by me.

       I have set forth below (and on attached sheets of paper, if necessary) all known affiliations or other relationships that may give rise to conflicts of interest for me with respect to the Funds.(1)


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         --------------------------------------------------------------

         --------------------------------------------------------------

         --------------------------------------------------------------

         --------------------------------------------------------------

         --------------------------------------------------------------

         --------------------------------------------------------------

         --------------------------------------------------------------

       I further acknowledge that the policies contained in the Code are not intended to create any contractual rights or obligations, express or implied. I also understand that, consistent with applicable law, the Funds have the right to amend, interpret, modify or withdraw any of the provisions of the Code at any time in their sole discretion, with or without notice.


---------------------------
1 It is acceptable to refer to affiliations and other relationships previously disclosed in prior Initial or Annual Acknowledgements without setting forth such affiliations and relationships again.




           Covered Officer Name and Title:  Eric Pisauro, Treasurer
                                            ------------------------------------
                                            (PLEASE PRINT)


/s/ Eric Pisauro                            6/3/05
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     Signature                              Date

       Please return this completed form to_______________________________ within one week from the date of your receipt of a request to complete and return it. Thank you!